              	SECURITIES AND EXCHANGE COMMISSION

                    	Washington, D.C. 20549

             	-------------------------------------

                            	FORM 8-K

                         	CURRENT REPORT

            	Pursuant to Section 13 or 15(d) of the
                	Securities Exchange Act of 1934


Date of Report  (Date of earliest event reported): January 23, 1996

                         	TCSI Corporation
     	(Exact name of registrant as specified in its charter)

         Nevada                    0-19377                 68-0140975
(State of incorporation)         (Commission             (IRS Employer
                                 File Number)          Identification No.)

1080 Marina Village Parkway, Alameda, California             94501
(Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code:  (510) 749-8500

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Item 5.  Other Events.

         On January 23, 1996, TCSI Corporation issued a press release, a copy of which is filed herewith as Exhibit 28.

                             	SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           	TCSI Corporation

By: /s/Paul A. Farmer
    -----------------
Paul A. Farmer
Chief Financial Officer

Date: January 23, 1996

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                           	INDEX TO EXHIBITS

28.  Press Release, dated January 23, 1996

    	TCSI CORPORATION REPORTS 1996 REVENUES AND EARNINGS

For additional information contact:
	Investor Inquiries:
    	Leigh Salvo - (510) 749-8653

ALAMEDA, California - January 23, 1996 - TCSI Corporation (Nasdaq: TCSI), a global provider of software to the telecom industry, reported today revenues of $60.2 million for the year ended December 31, 1996, compared to revenues of $55.4 million a year ago. Fourth quarter revenues for 1996 were $10.1 million, a 34 percent decrease from $15.2 million in the fourth quarter of 1995 and a three percent increase from the third quarter of 1996. The Company reported 1996 net income of $0.3 million and earnings per share of $0.01, compared to $8.1 million and $0.42, respectively, in 1995. Net income and earnings per share for the fourth quarter of 1996 were $1.4 million and $0.07, respectively. These results include the gains associated with the licensing of the Company's wireless business to Atmel, a one-time event in the fourth quarter of 1996 that added $0.24 to earnings per share.

"Revenues from TCSI's telecom software products and services grew 20 percent during 1996. We firmly believe there is a significant opportunity for software providers such as TCSI in this market and therefore have taken the steps necessary to enter 1997 as an organization that is 100 percent focused on the telecom industry," said Roger Strauch, chief executive officer.

Revenue from services in 1996 declined to $42.7 million from $43.8 million a year ago. Software licensing fees and royalties were $10.2 million for the year ended December 31, 1996, compared to $11.6 million a year ago. Telecom related service revenue grew 35 percent to $36.1 million from $26.8 million a year ago. Telecom related software license fees were $6.7 million in 1996 compared to $7.7 million in 1995. During 1995, several telecom customers began projects that required licenses for TCSI's software.
During 1996, TCSI's telecom related growth was generated from follow-on services rather than from the initiation of new agreements requiring software licenses.

 "We continue to gain business around the world," said Ram Banin, president and chief operating officer. "In North America, we are working with several RBOCs on operational support systems for digital cellular and broadband networks. In Europe, Motorola has funded additional work for their cellular network management software and we are excited about new opportunities that are arising to team with major systems integrators and equipment manufacturers for the re-engineering of national systems. Additionally, in the Pacific Rim, we are gaining key referrals and follow-on opportunities with industry leaders such as Nippon Telegraph & Telephone, NEC Corporation, and International Digital Communications."

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For the year ended December 31, 1996, direct costs increased to $29 million from $25 million in 1995. "We attribute the increase in direct costs, in spite of a $1 million decline in service revenues, to several projects that ran below our standard rates. As previously disclosed, we invested in several of these projects in order to further our relationship with the customer and expand our product portfolio," said Paul Farmer, chief financial officer. "Selling, general, and administrative expenses increased 28 percent year over year as we expanded facilities and support services generally in response to the increased global demand for telecom solutions. In addition, TCSI spent nearly $7 million on product development during the year, primarily on our SolutionCore application development environment, officially launched last week."

About TCSI Corporation
TCSI is a leading provider of integrated software products and services for the global telecom industry. A pioneer in object-oriented technology, TCSI products and services enable telecom service providers and equipment manufacturers to rapidly meet the growing demand for integrated and automated management of a wide range of networks and services. TCSI serves its customers in offices throughout North America, Europe, and the Pacific Rim.

TCSI Corporation Products and Services
TCSI provides integrated products and services to many of the world's largest and most successful telecom companies. TCSI's SolutionSuites are integrated packages of applications to automate the management processes of Intelligent Network, Broadband, and Digital Cellular services and networks. SolutionCore, TCSI's industry leading application environment, enables the rapid development and deployment of advanced element, network, and service management systems. TCSI also offers a full range of Professional Services including consulting, customized development, deployment, maintenance, and training to complement all products.

This press release contains certain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to a number of risks and uncertainties which could cause actual results to differ materially from those projected. Such risks include the timing of significant customer orders, the relative proportion of services and software licensing fees, and capital spending patterns of the Company's customers. Further risks are detailed in the Company's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

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                            	TCSI Corporation
              	Unaudited Summary Income Statement Information
                (In thousands, except for per share amounts)

                                Three months ended         Year ended
                                   December 31,           December 31,
                               --------------------    ------------------
                                  1996       1995        1996      1995
                               ---------   --------    --------  --------

Revenues:
  Services                     	$  8,353  	$ 11,505  	$ 42,733  	$ 43,790
  Software licensing fees         	1,726     	3,694    	10,230    	11,572
                                	-------   	-------   	-------   	-------
Total services and licesning fees	10,079    	15,199    	52,963    	55,362
  Equipment                           	-         	-     	7,270         	-
                                	-------   	-------   	-------   	-------
Total revenues                   	10,079    	15,199    	60,233    	55,362

Costs and expenses:
  Services                        	7,155     	6,992    	28,773	    24,945
  Equipment                           	-         	-     	6,810         	-
  Product development             	2,073         	-     	6,642         	-
  Selling, general, and
    administrative                	7,835     	5,150    	25,010    	19,498
  Non-recurring special items    	(7,921)	        -    	(4,587)	        -
                                	-------   	-------   	-------   	-------
Income (loss) from operations       	937     	3,057    	(2,415)   	10,919

Gain on sale of investment in
   common stock                     	585         	-       	585         	-
Interest income                     	611       	270     	2,276       	982
                                	-------   	-------   	-------   	-------
Income before income taxes        	2,133     	3,327       	446    	11,901

Provision for income taxes          	692       	998       	152     	3,831
                                	-------   	-------   	-------   	-------
Net income                     	$  1,441   	$ 2,329  	$    294  	$  8,070
                                	=======   	=======   	=======   	=======
Earnings per share (EPS)       	$   0.07   	$  0.12  	$   0.01	  $   0.42
                                	=======   	=======   	=======   	=======
Shares used in calculation of EPS	21,736    	19,661    	21,542    	19,224
                                	=======   	=======   	=======   	=======

               Unaudited Summary Balance Sheet Information
                               (In thousands)

                                                    December 31,
                                            ---------------------------
                                               1996             1995
                                            ----------      -----------
Assets
------
Cash, cash equivalents, and investments     	$  52,607      	$  22,027
Receivables                                    	12,522         	16,500
Other receivables                               	2,042            	361
Deferred income taxes                           	7,178          	2,342
Leasehold improvements, equipment,
   and furniture                                	9,234          	5,134
Other assets                                    	3,592          	3,146
                                            	---------      	---------
Total assets                                	$  87,175      	$  49,510
                                            	=========      	=========

Liabilities and Shareholders' equity
------------------------------------
Accounts payable and other accruals         	$   7,263      	$   4,005
Accrued compensation and related costs          	4,705          	4,823
Income taxes                                    	1,597          	3,306
                                            	---------      	---------
Total liabilities                              	13,565         	12,134
Shareholders' equity                           	73,610         	37,376
                                            	---------      	---------
Total liabilities and shareholders' equity  	$  87,175      	$  49,510
                                            	=========      	=========

<FN1>This financial information should also be read in conjunction with the Company's Form 10-K to be filed with the Securities and Exchange
Commission.

<FN2>Certain prior quarter 1996 balances have been reclassified to conform to this presentation.


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